Exhibit 23

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-86722 and 333-130276 of The Laclede Group, Inc., and in Registration Statement Nos. 333-90248, 333-90252, 333-90254, 333-102835, 333-102836, and 333-131830 of The Laclede Group, Inc. on Form S-8 of our reports dated November 21, 2008, relating to the financial statements and financial statement schedule of The Laclede Group, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, effective October 1, 2007, and Statement of Financial Accounting Standards No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106 and 132(R), effective September 30, 2007), and the effectiveness of The Laclede Group, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of The Laclede Group, Inc. and Laclede Gas Company for the year ended September 30, 2008.

We also consent to the incorporation by reference in Registration Statement No. 333-141439 of Laclede Gas Company on Form S-3 of our reports dated November 21, 2008, relating to the financial statements and financial statement schedule of Laclede Gas Company (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, effective October 1, 2007, and Statement of Financial Accounting Standards No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106 and 132(R), effective September 30, 2007) and the effectiveness of Laclede Gas Company’s internal control over financial reporting, appearing in Exhibit 99.1 of this Annual Report on Form 10-K of The Laclede Group, Inc. and Laclede Gas Company for the year ended September 30, 2008.

/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
November 21, 2008